                                                                      EXHIBIT 11

                                   EXHIBIT 11

                 Statement Re Computation of Per Share Earnings

                                 OHM CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Per Share Data)



                                                               Three Months Ended
                                                                    March 31,
                                                                    ---------
                                                                 1996      1995
                                                                 ----      ----
PRIMARY:
         Average Shares Outstanding                             26,686    15,681
         Net effect of dilutive stock options and warrants--
                  based on the treasury stock method                 9        24
                                                               -------   -------
                           Total                                26,695    15,705
                                                               =======   =======

         Net Income                                            $ 1,330   $ 1,287
                                                               =======   =======

         Per Share Amount                                      $  0.05   $  0.08
                                                               =======   =======

FULLY DILUTED: (1)

         Average Shares Outstanding                             26,686    15,681
         Net effect of dilutive stock options and warrants--
                  based on the treasury stock method                 9        24
                                                               -------   -------
                           Total                                26,695    15,705
                                                               =======   =======

         Net Income                                            $ 1,330   $ 1,287
                                                               =======   =======

         Per Share Amount                                      $  0.05   $  0.08
                                                               =======   =======

(1) Fully dilutive effect of stock options and warrants on per share amounts for the three months ended March 31, 1996 and 1995, has not been presented in the statement of operations since any reduction of less than 3% in the aggregate need not be considered as dilution.